Exhibit 5.1

Paul, Hastings, Janofsky & Walker LLP Seventeenth Floor • 695 Town Center Drive • Costa Mesa, CA 92626-1924 telephone 714 668 6200 • facsimile 714 979 1921 • www.paulhastings.com

Atlanta

Beijing

Brussels

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London

Los Angeles

Milan

New York

Orange County

Palo Alto

Paris

San Diego

San Francisco

Shanghai

Stamford

Tokyo

Washington, DC

April 17, 2006

The Board of Directors

SRS Labs, Inc.

2909 Daimler Street

Santa Ana, California 92705

Re:	SRS Labs, Inc. Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended/ Registration
Statement on Form S-8

Gentlemen:

We have acted as special counsel to SRS Labs Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of common stock, par value $.001 per share (the “Shares”), of the Company which may be issued pursuant to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended (the “1996 Incentive Plan”), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

As such counsel and for purposes of our opinion set forth below, we have examined such documents, records and matters of law as we have deemed necessary or appropriate as a basis for this opinion, including without limitation:

1.                                       the Certificate of Incorporation and the Bylaws of the Company, each as presently in effect; and

2.                                       the 1996 Incentive Plan.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed:  (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.

Based on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares registered under said Registration Statement, when purchased and issued as described in the Registration Statement and in accordance with the terms of the 1996 Incentive Plan (including the receipt of the full purchase price therefore), will be validly issued, fully paid and nonassessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ Paul, Hastings, Janofsky & Walker LLP